Exhibit 10.4

AMETEK, INC.
RETIREMENT PLAN FOR DIRECTORS

Amended and Restated, Effective January 1, 2005

TABLE OF CONTENTS

ARTICLE 1. PURPOSE AND EFFECTIVE DATE		1

1.01	Purpose	1
1.02	Effective Date	1

ARTICLE 2. DEFINITIONS AND CONSTRUCTION		2

2.01	Definitions	2
2.02	Construction	4

ARTICLE 3. ELIGIBILITY AND PARTICIPATION		5

ARTICLE 4. RETIREMENT BENEFIT		6

4.01	Amount	6
4.02	Vesting	6

ARTICLE 5. PAYMENT OF BENEFIT		7

5.01	Retirement Benefit	7
5.02	Pre-Retirement Death Benefit	8
5.03	Administrative Acceleration or Delay of Payment	9
5.04	Withholding	9
5.05	Payment to Guardian	9
5.06	Effect of Payment	9

ARTICLE 6. BENEFICIARY DESIGNATION		10

6.01	Beneficiary Designation	10
6.02	Changing Beneficiary	10
6.03	No Beneficiary Designation	10

ARTICLE 7. AMENDMENT AND TERMINATION		11

ARTICLE 8. MISCELLANEOUS		12

8.01	Company Obligation	12
8.02	Trust Fund	12
8.03	Nonassignability	12
8.04	Not a Contract of Employment	13
8.05	Governing Law	13
8.06	Severability	13
8.07	Headings	13
8.08	Notice	13
8.09	Successors	13

AMETEK, Inc. Retirement Plan for Directors	Table of Contents

ARTICLE 1. PURPOSE AND EFFECTIVE DATE
1.01 Purpose.
     The AMETEK, Inc. Retirement Plan for Directors (the “Plan”) provides retirement benefits to members of the board of directors of AMETEK, Inc., and its subsidiaries (the “Company”).
1.02 Effective Date.
     The Plan, as hereby amended and restated, is effective with respect to Participants whose benefit under the Plan was not earned and vested within the meaning of section 409A of the Code as of January 1, 2005.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 2. DEFINITIONS AND CONSTRUCTION
2.01	Definitions.

As used in the Plan, the following words and phrases shall have the meaning set forth below:
(a)	Annual Fees. “Annual Fees” means the fees and other remuneration expressed as an annual rate payable to a Member in consideration for attending either regularly scheduled or special meetings of the Board and any committees thereof or serving as the chair of any committee thereof, but shall not include any amounts received as reimbursement of expenses incurred by a Member or any amounts received from the Company for rendering services to the Company in a capacity other than as a Member.

(b)	Beneficiary. “Beneficiary” means the person, persons, or entity as designated by the Participant, entitled under Article 6 to receive any Plan benefits payable after the Participant’s death.

(c)	Board. “Board” means the Board of Directors of AMETEK, Inc.

(d)	Cause. “Cause” means (1) misappropriation of funds, (2) habitual insobriety or substance abuse, (3) conviction of a felony or crime involving moral turpitude, or (4) gross negligence in the performance of duties that has a material adverse effect on the business, operations, assets, properties, or financial condition of the Company.

(e)	Change in Control. A “Change in Control” occurs if:
(1)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires ownership of stock of the Company that, together with the stock held by such person or group of persons, constitutes more than 50 percent of the total fair market value or total voting power of the stock of the Company. However, if such person or group of persons is considered to own more than 50 percent of the total fair market value or total voting power of the stock of the Company before this transfer of the Company’s stock, the acquisition of additional stock by the same person or group of persons shall not be considered to cause a Change in Control of the Company; or

(2)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) ownership of stock of the Company possessing 30 percent or more of the total voting power of the stock of the Company. However, if such person or group of persons is considered to own 30 percent or more of the total voting power of the stock of the Company before this acquisition, the acquisition of
AMETEK, Inc. Retirement Plan for Directors

additional control or stock of the Company by the same person or group of persons shall not cause a Change in Control of the Company; or

(3)	A majority of members of the Company’s Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board before the date of the appointment or election; or

(4)	Any one person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or group of persons) assets from the Company that have a total gross fair market value equal to substantially all but in no event less than 40 percent of the total fair market value of all assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. A transfer of assets by the Company will not result in a Change in Control under this Section 2.01(e)(4), if the assets are transferred to:
(A)	A shareholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)	An entity, 50 percent or more of the total value or voting power of which is owned, directly or indirectly, by the Company immediately after the transfer of assets;

(C)	A person or more than one person acting as a group (as defined in section 1.409A-3(i)(5)(v)(B) of the Treasury Regulations) that owns, directly or indirectly, 50 percent or more of the total value or voting power of all the outstanding stock of the Company; or

(D)	An entity, at least 50 percent of the total value or voting power of which is owned directly or indirectly, by a person described in Section 2.01(e)(4)(C), above.
For purposes of this Section 2.01(e), no acquisition, either directly or indirectly, by the Participant, his affiliates and associates, the Company, any subsidiary of the Company, any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan shall constitute a Change in Control.

(f)	Code. “Code” means the Internal Revenue Code of 1986, as amended.

(g)	Company. “Company” means AMETEK, Inc.

(h)	Member. “Member” means a member of the Board other than an individual who is, or has been, covered by the Employees’ Retirement Plan of AMETEK, Inc., and who has accrued or received benefits under such plan.
AMETEK, Inc. Retirement Plan for Directors

(i)	Participant. “Participant” means a Member who is eligible and has become a participant pursuant to Article 3.

(j)	Plan. “Plan” means the AMETEK, Inc. Retirement Plan for Directors as embodied herein and as amended from time to time.

(k)	Separates from Service. “Separates from Service” or “Separation from Service” means separation from service within the meaning of section 409A of the Code.

(l)	Year of Service. “Year of Service” means a consecutive twelve-month period following the earlier of the date of a Member’s election to the Board or his appointment or election as an officer of the Company, and each anniversary thereof, during which the Participant serves or has served as either a Member or as an officer of the Company who is not covered by, or is not accruing benefits under, the Employees’ Retirement Plan of AMETEK, Inc. Notwithstanding the foregoing, a Participant shall not be credited with more than one Year of Service for any one calendar year, even if he serves as both a Member and as an officer of the Company during such year.
2.02	Construction.

For purposes of the Plan, unless the contrary is clearly indicated by the context,
(a)	the use of the masculine gender shall also include within its meaning the feminine and vice versa,

(b)	the use of the singular shall also include within its meaning the plural and vice versa, and

(c)	the word “include” shall mean to include without limitation.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 3. ELIGIBILITY AND PARTICIPATION
Eligibility and participation in the Plan are limited to directors who became Members on or before January 1, 1997 and completed three (3) Years of Service. Eligibility and participation were closed to new Members after that date.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 4. RETIREMENT BENEFIT
4.01	Amount.

The amount of the Participant’s monthly benefit under the Plan shall equal one-twelfth (1/12) of 100% of the highest rate of Annual Fees in effect for the Participant during the period in which the Participant served as a Member.

4.02	Vesting.
(a)	A Participant’s monthly benefit shall vest as follows:

Years of Service	Percent of Benefit Vested
0-2	0%
3	60%
4	80%
5 or more	100%
(b)	Notwithstanding any other provision of the Plan to the contrary, the Committee may cause a forfeiture with respect to all or any portion of the Participant’s benefit (whether or not vested) if the Committee determines that the Participant’s service has been terminated for Cause.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 5. PAYMENT OF BENEFIT
5.01	Retirement Benefit
(a)	Timing of Benefit. Payment of a Participant’s monthly benefit shall commence on the first day of the month coincident with or next following the later of the date on which the Participant incurs a Separation from Service or his 60th birthday. If the Participant dies before his benefit commences in accordance with the foregoing sentence, his monthly benefit (to the extent vested) may be payable to his surviving spouse or Beneficiary if the requirements of Section 5.02 are satisfied.

(b)	Form of Benefit.
(1)	Default Form of Payment. The Participant’s benefit shall be paid in the form of a single life annuity with the first sixty (60) monthly payments guaranteed, unless the Participant is married and makes a valid election to receive a joint and 50% survivor annuity in accordance with subsection (b)(2). If the Participant dies prior to receiving sixty (60) monthly benefit payments, the remainder of the Participant’s guaranteed sixty (60) monthly benefit payments shall be paid to his Beneficiary in a lump sum payment during the month immediately following the month in which the Participant died.

(2)	Election to Receive Joint and 50% Survivor Annuity With Guaranteed Payments. Before a Participant’s benefit is scheduled to commence under Section 5.01(a), a married Participant may elect to have his benefit paid in the form of a joint and 50% survivor annuity with a guarantee that the total amount paid will equal at least the amount the Participant would have received under Section 5.01(b)(1) if he had not elected the “joint and 50% survivor annuity with guaranteed payments.” Under a joint and 50% survivor annuity with guaranteed payments, (i) the Participant will receive a reduced monthly benefit and upon his death, his spouse, if then alive, shall receive a monthly benefit for the remainder of her lifetime in an amount equal to fifty percent (50%) of the monthly benefit payable during their joint lives, and (ii) if both the Participant and his surviving spouse die prior to the time their combined monthly benefit equals the guaranteed payments, the remainder of the guaranteed payments shall be payable to the surviving spouse’s estate in one lump sum payment during the month immediately following the month in which the Participant died. The amount of the joint and 50% survivor annuity with guaranteed payments shall be the actuarial equivalent of the single life annuity with sixty (60) guaranteed monthly payments to which the Participant would otherwise be entitled under Section 5.01(b)(1), and shall be determined by an actuary selected by the Company, on the basis of the actuarial assumptions then being used for the purpose of determining actuarial equivalence under the Employee’s Retirement Plan of AMETEK, Inc. An election to receive a joint and 50% survivor annuity with guaranteed payments shall (i) be automatically revoked at the time the Participant’s
AMETEK, Inc. Retirement Plan for Directors

benefits are to commence, if, at that time, the Participant is unmarried; or (ii) become irrevocable at the time the Participant’s benefits are to commence if, at that time, the Participant is married.
5.02	Pre-Retirement Death Benefit

If a Participant dies prior to the date his benefit commences under Section 5.01(a), his surviving spouse (if he is married) or his Beneficiary (if he is not married) shall be entitled to a Pre-Retirement Death Benefit if the requirements set forth in this Section 5.02 are met.
(a)	Participant Married At Time of Death
(1)	Eligibility. If a married Participant dies before his benefit commences under Section 5.01(a), a Pre-Retirement Death Benefit shall be paid to his surviving spouse pursuant to this Section 5.02(a).

(2)	Amount of Benefit. For purposes of this Section 5.02(a), the Pre-Retirement Death Benefit shall equal the monthly benefit the surviving spouse would have received if the payment of the Participant’s benefit had commenced on the day before the Participant’s death in the form of a joint and 50% survivor annuity with guaranteed payments pursuant to Section 5.01(b)(2) of the Plan.

(3)	Form and Timing of Benefit. If the married Participant dies before attaining age 55, a Pre-Retirement Death Benefit shall be paid on a monthly basis to his surviving spouse beginning on the first day of the month following the date the Participant would have attained age 55. If the married Participant dies after attaining age 55, a Pre-Retirement Death Benefit shall be paid on a monthly basis to his surviving spouse beginning during the month immediately following the month in which the Participant died.

(4)	Continued Payments after Surviving Spouse’s Death. If the Participant’s surviving spouse dies before receiving a benefit equal to the guaranteed payments (as determined under Section 5.01(b)(2) of the Plan) the remainder of the guaranteed payments shall be paid in a lump sum to the surviving spouse’s estate.
(b)	Participant Not Married at Time of Death
(1)	Eligibility. If an unmarried Participant dies before attaining age 55, a Pre-Retirement Benefit shall be paid to the Participant’s Beneficiary.

(2)	Amount of Benefit. For purposes of this Section 5.02(b), the Pre-Retirement Death Benefit shall equal the guaranteed sixty (60) monthly payments under Section 5.01(b)(1).

(3)	Form and Timing of Benefit. The Pre-Retirement Death Benefit under this Section 5.02(b) shall be payable to the Participant’s Beneficiary in a lump
AMETEK, Inc. Retirement Plan for Directors

sum on the first day of the month coincident with or next following the date on which the Participant would have attained age 55.
5.03	Administrative Acceleration or Delay of Payment.

A payment is treated as being made on the date when it is due under the Plan if the payment is made (a) no earlier than thirty (30) days before the due date specified by the Plan or (b) on a date later than the due date specified by the Plan that is either (1) in the same Plan Year (for a payment whose specified due date is on or before September 30) or (2) by the fifteenth (15th) day of the third calendar month following the date specified by the Plan (for a payment whose specified due date is on or after October 1).

5.04	Withholding.

If for any reason arising in connection with the Plan the Company shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company shall be entitled to deduct and withhold such amounts from any cash payment, whether made pursuant to the Plan or otherwise, to be made by the Company to the person with respect to whom such withholding arises.

5.05	Payment to Guardian.

If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of the property, the Committee may direct payment to the guardian, legal representative or person having the care and custody of such minor, incompetent person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and Company from all liability with respect to such benefit.

5.06	Effect of Payment.

The full payment of the applicable benefit under this Article 5 shall completely discharge all obligations on the part of the Company to the Participant (and the Participant’s surviving spouse or Beneficiary) with respect to the operation of this Plan, and the Participant’s (and the Participant’s Beneficiary’s or surviving spouse’s) rights under this Plan shall terminate.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 6. BENEFICIARY DESIGNATION
6.01	Beneficiary Designation.

Each Participant shall have the right, at any time, to designate one (1) or more persons or entity as Beneficiary (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of the Participant’s death. Each Beneficiary designation shall be in a written form prescribed by the Committee and shall be effective only if filed with the Committee during the Participant’s lifetime.

6.02	Changing Beneficiary.

Any Beneficiary designation may be changed without the consent of the previously named Beneficiary by the filing of a new Beneficiary designation with the Committee during the Participant’s lifetime.

6.03	No Beneficiary Designation.

If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant’s benefits, the Participant’s Beneficiary shall be the person in the first of the following classes in which there is a survivor:
(a)	the Participant’s surviving spouse;

(b)	the Participant’s children in equal shares, except that if any of the children predeceases the Participant but leaves surviving issue, then such issue shall take by right of representation the share the deceased child would have taken if living; or

(c)	the Participant’s estate.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 7. AMENDMENT AND TERMINATION
The Board reserves the right to amend or terminate this Plan at any time, it being understood that neither the termination of the Plan nor any amendment thereto shall diminish the rights of any individual who, at the date of such amendment or termination, is a Participant or former Participant or the rights of the spouse of such Participant or former Participant, and with respect to such Participant or former Participant, or his spouse, the provisions of the Plan shall continue in full force and effect notwithstanding such amendment or termination.
AMETEK, Inc. Retirement Plan for Directors

ARTICLE 8. MISCELLANEOUS
8.01	Company Obligation.

The Company shall not be required to fund any obligations under the Plan. Except as provided in Section 8.02, any assets that may be accumulated by the Company to meet its obligations under the Plan shall for all purposes be part of the general assets of the Company. To the extent that any Participant or Beneficiary acquires a right to receive payments under the Plan for which the Company is liable, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

8.02	Trust Fund.

The Company shall be responsible for the payment of all benefits provided under the Plan. Before a Change in Control, at its discretion, the Company may establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits. Following a Change in Control, the Company shall establish one (1) or more trusts, with such trustees as the Committee may approve, for the purpose of assisting in the payment of such benefits, and shall fund such trust with the full amount necessary to pay all benefits that are reasonably expected to be payable under the Plan. Although such a trust may be irrevocable, its assets shall be held for payment of all of the Company’s general creditors in the event of insolvency and shall not be located or transferred outside the United States. To the extent any benefits provided under the Plan are paid from any such trust, the Company shall have no further obligation to pay them. If not paid from the trust, such benefits shall remain the obligation of Company. No assets of the trust or the Company shall become restricted to provide benefits under the Plan in connection with a change in the Company’s financial health.

8.03	Nonassignability.
(a)	Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and non-transferable. Any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit under this Plan, payments of such benefit, in the discretion of the Board, shall terminate and in such event, the Board shall pay the same or a reduced benefit to or for the benefit of such Participant or such other person entitled to the benefit, his spouse, children, parents or other dependents, or any of them, in such manner and in such proportion as the Board may deem appropriate, provided that such benefit shall be paid at the same times as it would have been paid to the Participant.

(b)	No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other
AMETEK, Inc. Retirement Plan for Directors

person’s bankruptcy or insolvency, except that the Committee may recognize a domestic relations order in accordance with procedures that it may establish for this purpose.
8.04	Not a Contract of Employment.

This Plan shall not constitute a contract of employment between the Company and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of the Company or to interfere with the right of the Company to discipline or discharge a Participant at any time.

8.05	Governing Law.

The Plan shall be construed and enforced in accordance with applicable federal law and, to the extent not preempted by federal law, the laws of the Commonwealth of Pennsylvania (without regard to the legislative or judicial conflict of laws rules of any state or other jurisdiction).

8.06	Severability.

If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity, or unenforceability shall not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. In addition, if any provision of the Plan shall be found to violate section 409A of the Code or otherwise result in benefits under the Plan being subject to income tax prior to distribution, such provision shall be void and unenforceable, and the Plan shall be administered without regard to such provision.

8.07	Headings.

Headings are inserted in this Plan for convenience of reference only and are to be ignored in the construction of the provisions of the Plan.

8.08	Notice.

Any notice required or permitted under the Plan shall be sufficient if in writing and hand delivered or sent by registered mail, certified mail, or reputable overnight delivery service. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail or overnight delivery, as of the date shown on the postmark on the receipt for registration or certification or on the records of the overnight delivery company. Mailed notice to the Committee shall be directed to the Company’s address. Mailed notice to a Participant or Beneficiary shall be directed to the individual’s last known address in Company’s records.

8.09	Successors.

The provisions of this Plan shall bind the Company and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all of the business and assets of Company, and successors of any such corporation or other business entity.
AMETEK, Inc. Retirement Plan for Directors

     IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, AMETEK, Inc. has executed the same this 24th day of October, 2007.

AMETEK, INC.

BY:	/s/ Henry J. Policare

Henry J. Policare

DATE:	11/1/07

ATTEST

BY:	/s/ Kathryn E. Sena

Corporate Secretary
AMETEK, Inc. Retirement Plan for Directors